UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On June 22, 2017, Mr. Chris van Ingen informed Bruker Corporation (the “Company”) of his intention to retire from the Company’s Board of Directors (the “Board”), including the Audit Committee and Nominating Committee, effective at the end of the day on June 30, 2017.  Mr. van Ingen’s decision to retire from service as a director of the Company was for medical reasons and not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company is deeply saddened to learn of Mr. van Ingen’s death on June 27, 2017.  Mr. van Ingen served on the Company’s Board since 2012 and as a director of Bruker Energy & Supercon Technologies, Inc., a wholly-owned subsidiary of the Company, from 2009 to 2013.  The Company’s Board and management are grateful for Mr. van Ingen’s guidance and leadership over the years and extend their deepest condolences to his family.

To fill the vacancies on Board committees created by Mr. van Ingen’s departure, the Board has appointed independent director Richard Packer to the Audit Committee and lead independent director William Linton to the Nominating Committee, in each case effective July 1, 2017. Additionally, the Board approved a reduction in the size of the Board from thirteen to twelve members, effective July 1, 2017, with each of the three Board classes to consist of four members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: June 28, 2017	By:	/s/Anthony L. Mattacchione
Anthony L. Mattacchione
Chief Financial Officer
and Senior Vice President